Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the following Registration Statements:

(i)	Registration Statement on Form S-8 (No. 333-239213) pertaining to the 2020 Equity Incentive Plan and Amended and Restated 2011 Employee Stock Purchase Plan,

(ii)	Registration Statements on Form S-8 (Nos. 333-230139, 333-223535, 333-216492, 333-202709, 333-194634 and 333-187206) pertaining to the 2011 Equity Incentive Plan,

(iii)	Registration Statements on Form S-8 (Nos. 333-237195, 333-209998 and 333-180334) pertaining to the 2011 Equity Incentive Plan and 2011 Employee Stock Purchase Plan,

(iv)	Registration Statement on Form S-8 (No. 333-172409) pertaining to the 2006 Stock Plan, 2011 Equity Incentive Plan and 2011 Employee Stock Purchase Plan, and

(v)	Registration Statement on Form S-3 (No. 333-239156)

of our report dated March 15, 2021 with respect to the consolidated financial statements and schedule of AcelRx Pharmaceuticals, Inc., which appears in this Annual Report on Form 10-K.

/s/ OUM & CO. LLP

San Francisco, California

March 15, 2021